                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the registration of 4,000,000 shares of PNC Bank Corp. common stock issuable in connection with the PNC Bank Corp. Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
---------------------
Pittsburgh, Pennsylvania
April 24, 1997